UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2018 (December 6, 2018)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices)

(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2018, Caesars Entertainment Corporation (the “Company”) adopted the Caesars Entertainment Corporation Executive Supplemental Savings Plan III (the “Executive Plan”) and the Caesars Entertainment Corporation Outside Director Deferred Compensation Plan (the “Director Plan” and, together with the Executive Plan, the “Plans”), effective January 1, 2019. The Plans are unfunded, nonqualified deferred compensation plans. Payment obligations pursuant to the Plans are unsecured general obligations of the Company and affiliates of the Company employing participants in the Executive Plan.

Pursuant to the Executive Plan, officers of the Company (including each of the named executive officers) and other employees of the Company selected for participation (the “Eligible Employees”) may elect to defer payment of up to 75% of their base salary and up to 90% of their annual cash incentive bonus. Pursuant to the Director Plan, non-employee directors of the board of directors (the “Board”) of the Company (together with the Eligible Employees, the “Eligible Participants”) may elect to defer payment of up to 100% of their cash-based director fees and up to 100% of their equity grants with respect to the Company’s common stock. Any deferred equity grants will be subject to the same vesting and forfeiture restrictions as the related equity grant and will be payable in shares of Company common stock and cash for the value of any fractional shares.

The Plans are administered by a committee (the “Administrator”) comprised of at least three members appointed by the Compensation and Management Development Committee of the Board. The Administrator may, in its discretion, allow deferrals that exceed the limitations set forth above or impose further restrictions on deferral amounts.

Under the Executive Plan, the Company, or any Company affiliate that has adopted the Executive Plan, may also make a discretionary contribution to an account for one or more Eligible Employees (“Discretionary Contributions”). Discretionary Contributions may be subject to such terms and conditions, including vesting and withdrawal limitations, as the Company or the Administrator may determine.

Eligible Participants may direct the manner in which amounts deferred (plus any Discretionary Contributions) under the Executive Plan and the amount of cash-based director fees deferred under the Director Plan are deemed invested by choosing from among investment options designated from time to time by the Administrator. Deemed earnings and losses are periodically credited to the Eligible Participants’ accounts based on the investment experience of their deemed investments.

Each Eligible Participant may elect to have deferred amounts (as adjusted to reflect deemed earnings experience) distributed at either the participant’s separation from service or at a fixed date. Distributions may be made in either a lump sum or monthly installments over a period not to exceed 15 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: December 11, 2018	By:	/s/ RENEE E. BECKER
	Name:	Renee E. Becker
	Title:	Vice President and Chief Counsel – Corporate and Securities, Assistant Secretary